Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Hudbay Minerals Inc
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/28/2024
Reporting Entity ESTMA Identification Number	E999414		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Eugene Lei				Date	5/28/2024
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Hudbay Minerals Inc				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E999414
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Provincial Government of Manitoba				1,220,000					1,220,000	(e) (f)
Canada	Town of Snow Lake		2,000,000							2,000,000	(a) (e)
Canada	City of Flin Flon		4,000,000							4,000,000	(a) (e)
Canada	Town of Creighton		900,000							900,000	(a) (e)
Peru	Government of Peru		27,440,000	21,060,000	1,800,000				460,000	50,760,000	(a) (b) (c) (e)
Peru	Province of Chumbivilcas								380,000	380,000	(b) (c) (e)
Peru	Municipal District of Velille								3,940,000	3,940,000	(b) (c) (e)
Peru	Municipal District of Livitaca								3,740,000	3,740,000	(b) (c) (e)
Peru	Municipal District of Chamaca								900,000	900,000	(b) (c) (e)
Peru	Municipal District of Llusco								250,000	250,000	(b) (c) (e)
Peru	Town of Pulpera Condes								220,000	220,000	(b) (c) (e)
Peru	Municipal District of Quinota								220,000	220,000	(b) (c) (e)
Peru	Municipal District of Coporaque								180,000	180,000	(b) (c) (e)
Peru	Municipal District of Capacmarca								150,000	150,000	(b) (c) (e)
Peru	Municipal District of Condoroma								120,000	120,000	(b) (c) (e)
Peru	Cusco Regional Government								920,000	920,000	(b) (c) (e)
United States of America	Pima County	Pima County Treasurer	80,000							80,000	(a) (d)
United States of America	Arizona State Government				130,000					130,000	(g) (d)
United States of America	Governement of the United States of America	Bureau of Land Management			620,000					620,000	(d)

Additional Notes:	HBM Management Footnotes
(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited consolidated financial statements.
(b) Infrastructure improvement payments captures any payment or payment in-kind that are reportable under ESTMA and improve the operation of society that are not captured by the other payment categories.
(c) In-kind values have been reported using cost. If the cost is not determinable, the in-kind payment has been reported at the fair market value using an arm's length commercial value. In-kind infrastructure improvement payments in the amount of $0 were reported.
(d) Amounts are reported in U.S. dollars consistent with the entity's metod of reporting transactions in foreign currencies in its financial statements.
(e) FX (Sol or CAD to USD) rate used is the financial year end FX rate provided from the Bank of Canada 1 Sol = 0.2628 USD /  1 USD = 3.805 Sol, and 1 CAD= 0.7363 USD / 1 USD = 1.3582 CAD.
(f) Minister of Finance of Manitoba, Ministry of Energy and Resources and, Manitoba Mines Branch.
(g) Arizona Department of Environmental Quality, Arizona Department of Water Resources and Arizona State Land Department.
	Copper Mountain Mine (BC) Ltd. (“CMBC”) is a directly owned subsidiary of Hudbay, with Hudbay owning a 75% interest in CMBC and MM Corporation, a wholly-owned subsidiary of Mitsubishi Materials Corporation, owning the remaining 25% interest in CMBC. CMBC is a reporting entity under ESTMA and, as a result, CMBC has filed a separate and standalone ESTMA report. For additional clarity, all responsive CMBC information is (i) included in CMBC's separate and standalone ESTMA report and (ii) excluded from this Hudbay consolidated ESTMA report.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Hudbay Minerals Inc				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E999414
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Manitoba and British Columbia	6,900,000	-	1,220,000					8,120,000	(a) (e)
Peru	Constancia	27,440,000	21,060,000	1,800,000				11,480,000	61,780,000	(a) (b) (c) (e)
United States of America	Copper World	80,000	-	750,000					830,000	(a) (d)

Additional Notes[3]:	HBM Management Footnotes
(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited consolidated financial statements.
(b) Infrastructure improvement payments captures any payment or payment in-kind that are reportable under ESTMA and improve the operation of society that are not captured by the other payment categories.
(c) In-kind values have been reported using cost. If the cost is not determinable, the in-kind payment has been reported at the fair market value using an arm's length commercial value. In-kind infrastructure improvement payments in the amount of $0 were reported.
(d) Amounts are reported in U.S. dollars consistent with the entity's metod of reporting transactions in foreign currencies in its financial statements.
	(e) FX (Sol or CAD to USD) rate used is the financial year end FX rate provided from the Bank of Canada 1 Sol = 0.2628 USD / 1 USD = 3.805 Sol, and 1 CAD= 0.7363 USD / 1 USD = 1.3582 CAD. Copper Mountain Mine (BC) Ltd. (“CMBC”) is a directly owned subsidiary of Hudbay, with Hudbay owning a 75% interest in CMBC and MM Corporation, a wholly-owned subsidiary of Mitsubishi Materials Corporation, owning the remaining 25% interest in CMBC. CMBC is a reporting entity under ESTMA and, as a result, CMBC has filed a separate and standalone ESTMA report. For additional clarity, all responsive CMBC information is (i) included in CMBC's separate and standalone ESTMA report and (ii) excluded from this Hudbay consolidated ESTMA report. .

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.